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             Writer's Direct Dial: +44 207 614 2273
             E-Mail: ashutter@cgsh.com

                                                              September 2, 2003


GlaxoSmithKline Capital Inc.
1105 North Market Street
Suite 1300, New Castle County
Wilmington, Delaware 19801

GlaxoSmithKline Capital plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England

GlaxoSmithKline plc
980 Great West Road, Brentford
Middlesex TW8 9GS, England

Ladies and Gentlemen:

                  We have acted as special English counsel to GlaxoSmithKline Capital plc, a public limited company incorporated in England and Wales ("GSK Capital plc"), and GlaxoSmithKline plc, a public limited company incorporated in England and Wales (the "Guarantor" and together with GSK Capital plc, the "Companies"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form F-3 (the "Registration Statement"). The Companies propose to offer from time to time, together or separately and in one or more series guaranteed debt securities of GSK Capital plc (the "GSK Capital plc Debt Securities") and guarantees of the Guarantor in respect of the GSK Capital plc Debt Securities (the "GSK Capital plc Guarantees"). GlaxoSmithKline Capital Inc. ("GSK Capital Inc.") and the Guarantor propose to offer from time to time, together or separately in one or more series guaranteed debt securities of GSK Capital Inc. (the "GSK Capital Inc. Debt Securities" and, together with the GSK Capital plc Debt Securities, the "Debt Securities") and guarantees of the Guarantor in respect of GSK Capital Inc. Debt Securities (the "GSK Capital Inc. Guarantees" and together with the GSK Capital plc Guarantees, the "Guarantees"). We understand that the securities being registered under the Registration Statement will have an aggregate initial offering price of up to U.S.$5,000,000,000, or the equivalent thereof in one or more other currencies, and will be


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offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

                  The GSK Capital plc Debt Securities and the GSK Capital plc Guarantees are to be issued under an indenture (the "GSK Capital plc Indenture") to be entered into among GSK Capital plc, the Guarantor and Citibank, N.A., as trustee (the "Trustee"). The GSK Capital Inc. Debt Securities and the GSK Capital Inc. Guarantees are to be issued under a separate indenture (the "GSK Capital Inc. Indenture" and, together with the GSK Capital plc Indenture, the "Indentures") to be entered into among GSK Capital Inc., the Guarantor and the Trustee.

                  In arriving at the opinions expressed below, we have reviewed the following documents:

                  (a) a copy of the Memorandum and Articles of Association of each of the Companies;

                  (b) a copy of the minutes of a meeting of the Board of Directors of GSK Capital plc held on September 2, 2003;

                  (c) a copy of an extract from the minutes of a meeting of the Board of Directors of the Guarantor held on October 4, 2002 and a copy of an extract from the minutes of a meeting of the Corporate Administration and Transactions Committee of the Guarantor held on September 2, 2003;

                  (d) Terms of Reference of the Corporate Administration & Transactions Committee (the "Terms of Reference") approved by the Board of Directors of the Guarantor on October 30, 2002;

                  (e) a form of the GSK Capital plc Debt Securities filed as Exhibit 4.4 to the Registration Statement;

                  (f) a form of the GSK Capital Inc. Debt Securities filed as Exhibit 4.3 to the Registration Statement; and

                  (g) a form of each Indenture (including the Guarantees contained therein) filed as Exhibits 4.1 and 4.2 to the Registration Statement.

                  In rendering this opinion we have assumed and not verified:

                  (a) the genuineness of all signatures, stamps and seals, the authenticity and completeness of all documents supplied to us and the conformity to the originals of all documents supplied to us as certified photocopy or facsimile copies;

                  (b) that, where a document has been examined by us in draft or specimen form, it has been or will be executed in the form of that draft or specimen and, in the case of Debt Securities, that they have been or will be duly executed, authenticated and delivered in accordance with the terms of the relevant Indenture;

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                 (c)       the Registration Statement and any amendments thereto
         (including post-effective amendments) will have become effective and comply with all applicable laws;

                  (d) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities and the Guarantees are offered or issued as contemplated by the Registration Statement;

                  (e) the terms of the Debt Securities and the Guarantees will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon GSK Capital plc or the Guarantor, as applicable, or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over GSK Capital plc or the Guarantor, as applicable;

                  (f) the Debt Securities and the Guarantees will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorised, executed and delivered by the parties thereto;

                  (g) certificates, if required, representing the Debt Securities will be duly executed and delivered and, to the extent required by the applicable Indenture, duly authenticated and countersigned;

                  (h) that each of the Indentures and Debt Securities (the "Transaction Documents") has been or will be duly authorised, executed and delivered by or on behalf of each of the parties to the Transaction Documents (other than GSK Capital plc (where relevant) and the Guarantor) and each such party or prospective party (other than GSK Capital plc (where relevant) and the Guarantor) has the power, capacity and authority to execute and deliver and to perform its obligations contained in each of the Transaction Documents to which it is or will be a party;

                  (i) that the Debt Securities will be duly authorised, executed and delivered by or on behalf of GSK Capital plc (where relevant) and the Guarantor and each such person has the power, capacity and authority to execute and deliver and to perform its obligations contained in the Debt Securities to which it is or will be a party;

                  (j) the absence of any other arrangements between any of the parties to any of the Transaction Documents which modify or supersede any of the terms of any of the Transaction Documents;

                  (k) the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of each of the parties to the Transaction Documents) and the compliance by each of the parties thereto with each of their respective obligations under the Transaction Documents;

                  (l) that none of the execution of the Indenture, the issue of the Debt Securities and the Guarantees and the application of the proceeds of the issue of the Debt Securities constitutes financial assistance prohibited by section 151 of the Companies Act 1985;


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                 (m)       that none of the parties to the Transaction Documents
         has taken or will take any action in relation to the Debt Securities which is or would be a contravention of the applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") (including Sections 19 (the general prohibition), 21 (financial promotion) and
         118 (market abuse) of the FSMA) and that the Debt Securities have not been offered in circumstances which would constitute an offer to the public in the United Kingdom as determined in accordance with Schedule 11 of the FSMA or the Public Offers of Securities Regulations 1995, as applicable;

                  (n) that the Transaction Documents have been or will be duly executed by the parties thereto and constitute or will constitute valid and binding obligations of the parties thereto under the laws of the State of New York enforceable in accordance with their terms and have the same meaning and effect as if they were governed by English law;

                  (o) that the information relating to the Companies disclosed by our searches on September 2, 2003 by telephone at Companies House and by telephone at the Central Registry at the Companies Court in London in relation to each of the Companies was then complete, up to date and accurate and has not since then been materially altered and that such searches did not fail to disclose any material information which had been delivered for registration but did not appear on the file in London at the time of our search, that such oral disclosures did not fail to disclose any material information or any petition for an administration order or winding up in respect of each of the Companies that has been presented in any event in England and Wales;

                  (p) that, except insofar as matters are on public record and are discoverable by making any of the searches referred to in (o) above, each of the Companies has not passed any voluntary winding-up resolution and that no petition has been presented to, or order made by, any competent authority for the winding-up, dissolution or administration of such Company and that no receiver, interim liquidator, administrative receiver, trustee, administrator or similar officer has been appointed in relation to such Company or any of its assets or revenues;

                  (q) that the meetings of the Board of Directors of each respective Company and the Corporate Administration & Transactions Committee referred to above were duly convened and held and such minutes are a true record of the proceedings at such meetings and the resolutions contained therein are in full force and effect and have not been amended, revoked or superseded;

                  (r) that the Corporate Administration & Transactions Committee was duly appointed by the Board of Directors of the Guarantor and that the Terms of Reference were duly approved by the Board of Directors of the Guarantor;

                  (s) that no law of any jurisdiction outside England and Wales would render the execution, delivery, issue or performance of the terms of the Transaction Documents illegal or ineffective and that, insofar as any obligation under the Transaction Documents falls to be performed in any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;


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                  (t)      that any party or prospective party to the
         Transaction Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the offering and sale of the Debt Securities;

                  (u) that the aggregate initial offering price of all Debt Securities issued will not exceed the amount to be registered as set forth in the Registration Statement or its equivalent (calculated, where applicable, as described in the relevant Indenture) in other currencies or any limit which may now or in the future be imposed by the terms of the Memorandum or Articles of Association or any corporate resolution of the relevant Company; and

                  (v) that the terms and conditions applicable to the relevant Debt Securities will not be inconsistent with the terms and conditions of the relevant Indenture and will not be inconsistent with the prospectus included in the Registration Statement (the "Prospectus") as supplemented by any applicable prospectus supplement.

                  On the basis of the foregoing, and having regard to such legal considerations as we deem relevant and subject as set out below, we are of the opinion that:

                  1. the execution of the GSK Capital plc Indenture has been duly authorised by each of GSK Capital plc and the Guarantor; and

                  2. the execution of the GSK Capital Inc. Indenture has been duly authorised by the Guarantor.

                  We express no opinion as to any agreement, instrument or other document other than as specified in this letter, or as to any liability to tax which may arise or be incurred as a result of or in connection with the Debt Securities or their creation, issue, offer or any other transaction other than as mentioned in paragraphs 1 and 2 above. We have not been responsible for the investigation or verification of statements of fact (including statements as to foreign law) or the reasonableness of any statements of opinion contained in the Registration Statement or the Prospectus relating to the issue of the Debt Securities, or the entry into the Indenture nor have we been responsible for ensuring that the Registration Statement and the Prospectus and the documents incorporated by reference therein contain all material facts. In particular, we have not been responsible for ensuring that the Prospectus or any other document complies with the listing requirements of the United Kingdom Listing Authority.

                  The opinions set out in paragraphs 1 and 2 of this opinion letter are limited to the laws of England as currently applied by the courts in England and is given on the basis that it will be governed by and construed in accordance with English law. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Validity of Securities" in the Prospectus and in any prospectus supplement related thereto. We also hereby consent to the filing of this opinion by incorporation by reference to it as an exhibit to any registration statement filed pursuant to Rule 462(b) under the Securities Act. Any references herein to

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the Registration Statement shall be deemed for that purpose to be the registration statement filed under Rule 462(b). In giving such consents, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Commission issued thereunder.


                                          Very truly yours,
                                          CLEARY, GOTTLIEB, STEEN & HAMILTON


                                          By   /s/ Andrew Shutter
                                               ---------------------------------
                                                  Andrew Shutter, a Partner